Exhibit 10.51

***     INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

ViroPharma Incorporated,

730 Stockton Drive,

Exton, PA 19341,

USA

December 14, 2010

Amended and Restated Bulk Material Supply Agreement

Dear Sirs,

Reference is made to the Amended and Restated Bulk Material Supply Agreement with respect to the active pharmaceutical ingredient Vancomycin HCl effective as of April 5, 2006 (the “Agreement”) by and between ViroPharma Incorporated (“ViroPharma”) and Xellia Pharmaceuticals, Inc, the successor in interest under the Agreement to Alpharma Inc. (“Xellia”). Capitalized terms used but not defined herein shall have the meaning attributed to them in the Agreement.

ViroPharma and Xellia hereby agree and enter into this letter agreement concerning purchase by ViroPharma of certain additional volumes of Product on amended terms and conditions as set forth below (the “Letter Agreement”):

(a) ViroPharma agrees to purchase *** of Product (the “Initial Quantity”) on the amended terms and conditions set out herein. Notwithstanding Section 14 of the Agreement, ViroPharma will provide Xellia with a Purchase Order for the Initial Quantity immediately following the signing of this Letter Agreement and in no event later than ***.

(b) The purchase price for the Initial Quantity shall be *** (the “Initial Purchase Payment”). Notwithstanding Sections 3(a) and 9(c) of the Agreement the Initial Purchase Payment shall be invoiced by Xellia upon delivery pursuant to subsection (c) below (i.e. no later than ***) and shall be paid by ViroPharma no later than ***.

(c) The Initial Quantity shall be delivered by Xellia *** no later than ***.

(d) The first *** of the Initial Quantity shall be shipped to ViroPharma no later than ***. Xellia shall provide ViroPharma with regular updates on the status of the shipment until its arrival at ViroPharma’s designated location.

(e) The balance of the Initial Quantity (i.e., *** of Product) shall be ready for shipment on *** or at any time thereafter as requested by ViroPharma pursuant to the following. ViroPharma will notify Xellia in writing at least *** days in advance of the date when the shipment of the balance of the Initial Quantity is required. For the sake of clarity, the balance of the Initial Quantity may be requested by ViroPharma to be shipped in one or multiple shipments at any time during the term of the Agreement.

(f) Xellia shall be responsible for the storage of the Product which makes up the balance of the Initial Quantity at its sole cost and expense until such Product is shipped to ViroPharma in accordance with the terms and conditions of this Letter Agreement. The Product which makes up the balance of the Initial Quantity shall be segregated from Xellia’s other products and clearly identified as being owned by ViroPharma. In addition, Xellia shall not remove, replace, reprocess or otherwise exert any control over the Product which makes up the balance of the Initial Quantity without the consent of ViroPharma. If requested by ViroPharma prior to the shipment of the balance of the Initial Quantity, Xellia shall replace or reprocess, in whole or in part, the Product which makes up the balance of the Initial Quantity in order for the Product to comply with the requirements in the Agreement.

(g) Title to the balance of the Initial Quantity shall transfer to ViroPharma upon delivery pursuant to subsection (c) above regardless of the time of shipment of the Product. Notwithstanding Section 25 of the Agreement, the risk of accidental loss of or damage to the Initial Quantity shall pass to ViroPharma at the time when Product is handed over to ViroPharma at ***. Xellia shall be responsible for insurance for accidental loss of or damage to the Initial Quantity until such time. Xellia shall designate ViroPharma as the “loss payee” on such insurance policies or otherwise instruct its insurance carriers to pay any proceeds arising from accidental loss or damage as described above to ViroPharma. Upon the request of ViroPharma, Xellia shall provide ViroPharma with a certificate of insurance that complies with the requirements of this subsection (g). In the event of accidental loss of or damage to the Initial Quantity prior to its arrival at ***, Xellia may, if approved by ViroPharma in its sole discretion, replace the lost or damaged Product with Product that meets all of the requirements of the Agreement in lieu of providing ViroPharma with the insurance proceeds.

(h) In addition to any audit rights set forth in the Agreement, ViroPharma shall have the right, upon reasonable advance notice, to audit Xellia’s facility where the balance of the Initial Quantity is being stored.

(i) The requirements in Section 4(a) concerning minimum supply percentages with respect to allocation of supply of Product between the *** and the *** shall not be applicable in respect of the Initial Quantity.

(j) This Letter Agreement is hereby deemed to be part of the Agreement, and constitutes an amendment thereof, with effect as from the date first above written. Except as expressly amended by this Letter Agreement all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

Please evidence your agreement with the above by executing a copy of this Letter Agreement and returning it to Xellia.

Very truly yours, Xellia Pharmaceuticals, Inc.

By:	/s/ Carl-Åke Carlsson
Name:	Carl-Åke Carlsson
Title:	Chief Executive Officer

Acknowledged and agreed as of the date set forth above: ViroPharma Incorporated

By:	/s/ Vincent J. Milano
Name:	Vincent J. Milano
Title:	President and Chief Executive Officer

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